UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 2, 2011
Date of earliest event reported: March 2, 2011

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square
Docklands
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

+353 1 897 2000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

Refinancing

On March 2, 2011, Warner Chilcott plc (the “Company”) issued a press release announcing that certain of its subsidiaries are seeking to refinance the Company’s existing credit agreement, dated as of October 30, 2009, as amended (the “Existing Credit Agreement”), by entering into a new credit agreement expected to close in mid-March 2011.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Arbitration

As previously disclosed, the Company and Sanofi-Aventis U.S. LLC (“Sanofi”) have been involved in discussions as to whether the termination of a tablet supply agreement results in the termination of the Collaboration Agreement between the Company’s subsidiary, Warner Chilcott Company, LLC (“WCCL”), and Sanofi pursuant to which the parties co-develop and market ACTONEL on a global basis, excluding Japan.  The Company believes that its termination of the tablet supply agreement results in termination of the Collaboration Agreement in May 2012.  Sanofi disagrees and instead believes that the Collaboration Agreement will remain in effect until January 1, 2015, the original expiration date of the agreement.  On March 2, 2011, WCCL and Sanofi each filed a separate demand for arbitration with the American Arbitration Association pursuant to the dispute resolution provisions of the Collaboration Agreement.  The WCCL demand seeks declaratory relief that the Collaboration Agreement will terminate in May 2012.  The Sanofi demand, by contrast, seeks declaratory relief that termination of the tablet supply agreement will not result in the cross-termination of the Collaboration Agreement and that WCCL’s assertion of the cross-termination violates a covenant of good faith and fair dealing contained in the Collaboration Agreement, as well as unspecified monetary damages. While the Company believes the terms of the Collaboration Agreement support its position, there can be no assurance as to the outcome of the arbitration proceeding.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

99.1           Press release issued by Warner Chilcott Public Limited Company on March 2, 2011.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of the Company and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from those expressed or implied by the statements herein based upon the regulatory review and approval process and due to changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the business of the Company.

More detailed information about these factors may be found in the filings by the Company with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2010. The Company is under no obligation, and expressly disclaims any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer
Date: March 2, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Warner Chilcott Public Limited Company on March 2, 2011.